Exhibit 10.13

MISSION BIOFUELS SDN BHD.

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AXENS

TECHNOLOGY TRANSFER AGREEMENT N° 07/3071

PROCESS:	Esterfip-H™

PROJECT:	Biodiesel production Unit

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SCHEDULE - TECHNICAL GUARANTEES

A	DEFINITIONS

B	CONDITIONS OF GUARANTEE

C	LICENSOR's ASSISTANCE - RULES OF CONDUCT OF LICENSOR ADVISORS

1. Assistance during the initial stages of operation of the LICENSED UNIT
2. Rules of conduct of LICENSOR's advisors

D	START-UP AND TESTING

1. Inspection, CATALYST loading and start-up
2. PERFORMANCES TEST PERIOD proceedings
3. CATA LIFE PERIOD proceedings
4. Substitute guarantees

E	DELAYS AND INTERRUPTIONS

F	FAILURE TO MEET GUARANTEES

G	MODIFICATIONS TO THE LICENSED UNIT

H	LIQUIDATED DAMAGES

I	GUARANTEE FIGURES

1. CHARGE Specifications
2. CATALYST
3. PRODUCT Specifications
4. PERFORMANCES Guarantees
5. CATALYST Guarantee

J	LIQUIDATED DAMAGES COMPUTATION

1. PERFORMANCES Liquidated Damages Computation
2. CATALYST Replacement Computation

K	SETTLEMENT

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It is agreed by and between:

AXENS, a French société anonyme having its registered office at 89 boulevard Franklin Roosevelt, F-92508 Rueil-Malmaison, France (hereinafter referred to as "LICENSOR"); and

MISSION BIOFUELS Sdn Bhd., (Company No. 735218-A), a company established under the laws of Malaysia whose principal place of business is at Suite 50-4-1, 4th Floor Wisma UOA Damansara 50 Jalan Dungun 50490 Kuala Lumpur Malaysia (hereinafter referred to as "LICENSEE").

WHEREAS:

LICENSEE desires to procure, under LICENSEE's sole responsibility, the detailed engineering, procurement, expediting, inspection, construction and commissioning of a new 250,000 tons per annum biodiesel unit located in Kuantan, Malaysia, exploiting the PROCESS (as defined herein) in the LICENSED UNIT (as defined herein) undertaken by KNM Process Systems Sdn Bhd.  (Co. No. 200141-X), Malaysia (hereinafter "CONTRACTOR").

LICENSOR, an affiliate of IFP ("IFP"), is an international provider of technologies, catalysts, adsorbents, specialized equipment and services to the hydrocarbon industry.

LICENSEE is interested in receiving, for the purpose of the engineering, construction and subsequent operation of the facilities, the appropriate rights and technical information.

LICENSOR is willing to grant to LICENSEE the required license rights and technical information and LICENSEE is willing to receive said rights and technical information, subject to the terms and conditions provided herein.

On 11 November, 2006, LICENSEE has signed a secrecy agreement covering its access to LICENSOR's PROCESS.

On  ______, 2007, at the request of LICENSEE , CONTRACTOR has signed with LICENSOR a process book supply agreement (hereinafter "PBSA") to purchase the process book from the LICENSOR for the performance of the contract entered by CONTRACTOR with LICENSEE.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree to the following:

Article 1 - Definitions

Except as otherwise expressly provided, the following terms as used herein shall have the meanings assigned to them in this article and shall include the plural as well as the singular:

"ACCEPTANCE DATE" means the date of completion by LICENSOR of its obligations under this Agreement in respect of the PERFORMANCES TEST PERIOD according to Sections B, D-2 and D-3 of the Schedule hereafter.

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"AFFILIATE" shall mean, in relation with any one of the parties, any company which, directly or indirectly, controls, is controlled by, or is under common control with such party.   A company is controlled by ownership of more than fifty percent (50%) of its voting shares.

"CONFIDENTIAL INFORMATION" means all information, including but not limited to TECHNICAL INFORMATION, which may be of a technical, commercial, or other nature, whether written or oral, provided, directly or indirectly, by LICENSOR to LICENSEE under this Agreement, or which LICENSEE might acquire or discover during visits to facilities of IFP, LICENSOR or third parties where such information is designed or exploited, or during discussions with LICENSOR and/or IFP, together with all analyses, compilations, forecasts, studies or other documents that contain or otherwise reflect such information.

"CUT-OFF DATE" shall mean the date of 10th anniversary of the EFFECTIVE DATE.

"DESIGN CAPACITY" of the LICENSED UNIT shall mean 250,000 metric tons of biodiesel product per year based on a stream factor of 8,000 operating hours per annum.

"EFFECTIVE DATE" shall mean the date at which both parties have executed this Agreement.

"IMPROVEMENTS" means the additions or modifications made, acquired or which become controlled by either Party prior to the CUT-OFF DATE to the design furnished or to the equipment specified in the TECHNICAL INFORMATION and which improve the mechanical or chemical efficiency of the PROCESS.  However, IMPROVEMENTS shall not include either:

i)	any data or know-how which embodies a design or process fundamentally different from that established in the LICENSOR PROCESS BOOK, and/or

ii)	any significant enhancement for which a third party is willing to pay a royalty fee for its use.

"INDEX RATIO".  The value of the INDEX RATIO for any given month shall mean the number calculated on the 20th day of such month and for the first time on 20th May 2007, date at which the INDEX RATIO shall mean 1.00 by definition, by applying the following formula:

INDEX RATIO = INDEX / INDEX0, where:

"INDEX" means the index representative of the cost of personnel in the French Process Engineering companies issued from time to time under the reference "Indice SYNTEC" by the CHAMBRE SYNDICALE DES SOCIETES D'ETUDES et de CONSEILS - 3, rue Léon Bonnat, 75016 PARIS France - telephone +33 144.30.49.00 and published in the publication "L'Usine Nouvelle" and as at 20th May 2007, means the number 218.0 (INDEX0).  In the event that the CHAMBRE SYNDICALE DES SOCIETES D'ETUDES et de CONSEILS shall up-date the reference base of such index, due conversion shall be made to preserve the intended continuity of calculation by making the appropriate arithmetical adjustment, to make the up-dated index correspond in reference base to the index at the relevant date or dates.

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"LICENSED UNIT" means the 250,000 tons per annum biodiesel manufacturing facilities that LICENSEE will build, operate and maintain at Kuantan, Malaysia, using the PROCESS at its DESIGN CAPACITY under license from LICENSOR.

"PBSA" means the Process Book Supply Agreement under which LICENSOR has or will make TECHNICAL INFORMATION in its possession available to CONTRACTOR under article the PBSA.

"PROCESS" means the Esterfip-HTM process developed by IFP and licensed by LICENSOR for biodiesel production.

"PROCESS BOOK" is as defined in the PBSA.

"TECHNICAL INFORMATION" means the technical data and knowledge related to or useful for the commercial practice of the PROCESS in LICENSOR's possession prior to the date of remittance of the PROCESS-BOOK.

Article 2 - Purpose of this Agreement

2.1
The purpose of this Agreement is to define the terms and conditions under which LICENSOR shall grant, and LICENSEE shall accept, a license to design, build, operate and maintain the LICENSED UNIT using the TECHNICAL INFORMATION and the PROCESS.

2.2
As between LICENSOR and LICENSEE, LICENSEE will at all times remain solely responsible for the detailed engineering, procurement, expediting, inspection, construction, alteration, reconstruction, operation and maintenance of the LICENSED UNIT.  LICENSEE shall bear all expenses for operating the LICENSED UNIT.

2.3	LICENSOR will also supply LICENSEE with the CATALYST, as defined in Section A-1 a) and 1-2 of Schedule, as per the conditions defined in Annex D of the attached Schedule.

Article 3 - Grant of license

3.1	As of the EFFECTIVE DATE, and so long as LICENSEE is not in default of its obligations hereunder:

a)
LICENSOR hereby grants to LICENSEE a non-exclusive right to use the TECHNICAL INFORMATION disclosed in accordance with Article 4 - hereof to design, build, operate and maintain the LICENSED UNIT using the PROCESS.

b)	Except as specified in Article 13.1 hereof, this license is not transferable.

c)
LICENSOR further grants to LICENSEE an immunity from suit with regards to the foregoing grant or to the use and/or sale of the products made using the PROCESS as defined in the TECHNICAL INFORMATION from any infringement suit under any patent owned or controlled by LICENSOR or its parent company IFP or to which and to the extent and subject to the terms that LICENSOR has the right to extend such immunity.

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3.2
Except as provided herein, LICENSOR grants no other rights, whether express or implied, by operation of law or otherwise.  In particular, no right is granted herein to LICENSEE for the manufacture or sale of any specified catalysts, adsorbents or special equipments if any.

Article 4 - LICENSOR's INFORMATION

4.1	Promptly after execution of this Agreement, LICENSOR shall make TECHNICAL INFORMATION in its possession available to LICENSEE through its CONTRACTOR as specified in the PBSA.

4.2
At the request of LICENSEE, LICENSOR will make every reasonable effort to arrange for LICENSEE's representatives to visit the facilities of other users of the PROCESS for the purpose of observing and better understanding TECHNICAL INFORMATION and IMPROVEMENTS.

Article 5 - Exchange of IMPROVEMENTS, Grant-back

5.1
Until the CUT-OFF DATE, LICENSOR and LICENSEE shall, subject to specific restrictions towards third parties, communicate with each other without charge at least once each year to disclose to each other the IMPROVEMENTS, if any, made by LICENSOR, its licensees, IFP and LICENSEE.

5.2	a)
With effect from the date of disclosure of IMPROVEMENTS hereunder, as long as LICENSEE is not in default of its obligations hereunder and subject to possible restrictive obligations towards third parties attached to such IMPROVEMENTS, LICENSOR hereby grants to LICENSEE a non-exclusive and non-transferable right to use the LICENSOR IMPROVEMENTS disclosed to LICENSEE in accordance with Article 5.1 hereof to design, modify, operate and maintain the LICENSED UNIT using the PROCESS.  LICENSOR further grants to LICENSEE an immunity from suit with regards to the foregoing grant or to the use and/or sale of the products made using the PROCESS from any infringement suit under any patent owned or controlled by LICENSOR or its parent company IFP or to which and to the extent and subject to the terms that LICENSOR has the right to extend such immunity.

b)
With effect from the date of disclosure of IMPROVEMENTS hereunder, as long as LICENSOR is not in default of its obligations hereunder and subject to possible restrictive obligations towards third parties attached to such IMPROVEMENTS, LICENSEE hereby grants to LICENSOR a non-exclusive right to use the LICENSEE IMPROVEMENTS disclosed to LICENSOR in accordance with Article 5.1 hereof to design, build, modify, operate and maintain any unit licensed to use the PROCESS and to grant sublicenses of said right.  LICENSEE further grants to LICENSOR an immunity from suit with regards to the foregoing grant or to the use and/or sale of the products made using the LICENSEE IMPROVEMENTS implemented in the PROCESS from any infringement suit under any patent owned or controlled by LICENSEE or to which and to the extent and subject to the terms that LICENSEE has the right to extend such immunity.  This right to use the LICENSEE IMPROVEMENTS is solely transferable by LICENSOR, including by sublicense as stated above, to the owner of the PROCESS if any for its internal research and development purpose and to other users of the PROCESS under license received from LICENSOR and who have agreed to the equivalent grant-back to LICENSOR and its licensees.

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5.3
Except as provided herein, neither party grants the other any other rights, whether express or implied, by operation of law or otherwise.  In particular, no right is granted herein to LICENSEE for the manufacture or sale of any specified catalysts, adsorbents or special equipments if any.

Article 6 - LICENSEE's undertaking

6.1	The LICENSED UNIT shall be designed, built and operated strictly in conformity with TECHNICAL INFORMATION and the PROCESS BOOK.

6.2	LICENSEE undertakes to obtain the prior written approval of LICENSOR if it desires:

a)	to depart from the undertaking made in Article 6.1, or,

b)	to use TECHNICAL INFORMATION and IMPROVEMENTS for any other purpose than the design, the construction, the operation and the maintenance of the LICENSED UNIT.

6.3	LICENSOR shall have the right to have a process-holder plate affixed to the control room panel of the LICENSED UNIT at a mutually agreeable place.

6.4	Until the CUT-OFF DATE:

a)	LICENSOR representatives shall have the right to visit the LICENSED UNIT. The times of such visits and their duration shall be mutually agreed upon.

b)
LICENSEE will permit technical visits of the LICENSED UNIT by third parties under appropriate secrecy obligations as specified from time to time by LICENSOR, provided, however, that all such third parties' representatives or visitors shall agree in writing to LICENSEE's safety rules then in force in the LICENSED UNIT and to any other reasonable requirement of LICENSEE, including secrecy obligations, prior to accessing the LICENSED UNIT.

c)	LICENSEE will permit LICENSOR to take pictures of the LICENSED UNIT and enable LICENSOR to use those pictures for promotional purposes.

6.5	The Performances Guarantees stated in the Guarantee Schedule are subject to:

a)
LICENSOR's participation prior to, during the start-up of the LICENSED UNIT, during the initial operation and during the PERFORMANCES TEST PERIOD, as described in Sections C and D of the attached Schedule, and

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b)	for those equipments and supplies designated as qualified in the Process Book, the selection by LICENSEE of vendors only from the list of qualified vendors listed in said Process Book.

c)
Provided that, if the LICENSOR fails to participate as required in 6.5 a) above despite prior agreement on the dates for such operations as in 6.5 a) and for reasons only attributable to LICENSOR, excluding Force Majeure and/or any other valid reason certified by the appropriate authorities, then the following procedure shall apply:

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LICENSOR and LICENSEE shall agree in writing on a new date, such date being no later than 30 days after the originally agreed date (save for reasons attributable to Force Majeure and/or any other valid reason certified by the appropriate authorities) and being confirmed by express courier by LICENSEE to LICENSOR addressed to Axens at:

AXENS
89 Boulevard Franklin Roosevelt
F-92508 Rueil-Malmaison Cedex, France
For the attention of the Director of Technical Assistance

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If LICENSOR fails to participate on such revised agreed date plus seven days, then LICENSEE shall be entitled to perform the operations specified in 6.5 a) without the presence of the LICENSOR and such operations and results thereof shall be deemed to be valid and binding on the LICENSOR for the purposes of this Agreement.

6.6
The CATALYST Guarantee specified in this Agreement is subject to LICENSOR's sufficient access to the LICENSED UNIT operation data during the CATA LIFE PERIOD, as described in Sections C and D of the attached Schedule.

Article 7 - Assistance and services from LICENSOR

7.1	Any assistance and service that LICENSOR shall render under this Agreement shall comply with generally accepted engineering practices and LICENSOR will conscientiously perform its undertakings.

7.2
All personnel provided by LICENSOR shall be English speaking and expert in the PROCESS.  It shall give all necessary explanations to LICENSEE's personnel for the proper understanding of the TECHNICAL INFORMATION and the PROCESS operation.

7.3
Process Design and Process Specifications.  The preparation and remittance of LICENSOR Process Book as well as the checking of the critical mechanical drawings and LICENSOR's assistance during the mechanical design are governed by the PBSA.

7.4
Assistance during the initial stages of operation of the LICENSED UNIT.  Under the conditions set forth in Section C-1, D-1 and D-2 of the Guarantee Schedule, a team of LICENSOR advisors shall be in attendance during start-up and initial operations and, subject to the provisions set forth in that Guarantee Schedule, until the end of the last PERFORMANCE PROBE permitted under Section F of the Guarantee Schedule.

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7.5
Further Services.  At LICENSEE's request, LICENSOR is prepared to provide further services during normal operation of the UNIT and/or to execute a mutually acceptable Service Contract under which it shall render, after the assistance foreseen in Article 7.4 is terminated and beyond the exchange of IMPROVEMENT under Article 5.1, continuous assistance to technically support the on-going operation of the LICENSED UNIT by the LICENSEE, through a close follow-up of the LICENSED UNIT operation or through further specific studies aimed at improving its performance or adapting its operation to any new situation.

Article 8 - Financials

8.1	Royalty.

a)	The fully-paid royalty due for the rights granted under Article 3.1 above amounts to one million three hundred fifty five thousand US Dollars (US$ 1,355,000) for the DESIGN CAPACITY.

b)	The good faith down payment already paid by LICENSEE according to the PBSA shall be deducted from the first royalty installment.

c)	This royalty amount shall be invoiced by LICENSOR in installments as follows:

-	25% at the EFFECTIVE DATE of this Agreement,

-	25% upon delivery of the PROCESS BOOK,

-	25% at the MECHANICAL COMPLETION, but not later than 31 December 2008,

-	25% at the ACCEPTANCE DATE, but not later than 31 December 2009.

d)	Payment of the fully-paid royalty shall cover all payments of royalties for use of the PROCESS in the LICENSED UNIT, but only up to its DESIGN CAPACITY.

i)
In the event the capacity is exceeded, LICENSEE shall immediately notify LICENSOR in writing, setting forth the details of the capacity increase.  LICENSEE shall then pay an additional royalty which shall be calculated in direct proportion to the additional capacity achieved (corresponding to an amount of six US Dollars per ton per annum), adjusted in proportion of the variation of the Index from the EFFECTIVE DATE.

ii)
If LICENSEE increases the capacity of the LICENSED UNIT beyond the design capacity, but only by using an IMPROVEMENT which is not provided by LICENSOR and is invented by LICENSEE not using TECHNICAL INFORMATION, then no additional royalty will be due LICENSOR.

8.2	Assistance and services. LICENSEE shall bear LICENSOR's expenditures when rendering services under Articles 7.4 and 7.5 as follows.

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a)
A per diem fee ("Base Daily Rate") shall be paid to LICENSOR per each employee and each day spent out of customary place of employment.  This Base Daily Rate is one thousand five hundred US Dollar (US$ 1,500) based on INDEX0 as specified in Article 1 - hereof.  This amount is firm but subject to escalation.  The Base Daily Rate will be multiplied by the INDEX RATIO for the month immediately preceding the first month of the calendar year during which LICENSOR provides the services.

b)
The above Base Daily Rate is not proratable for partial working days.  It applies to work not exceeding forty hours per week nor eight hours per day.  Working days shall normally be Monday through Friday, but if required by local conditions, the work week may be any five consecutive calendar days that are mutually agreed upon between the parties.  Non-working days shall normally be Saturday and Sunday.  Where the work week is other than Monday through Friday, as agreed upon, the two days following any five consecutive working days shall be considered to be "non-working" days.

c)
On a normal working day, any and all working time of an employee, up to eight hours, will be billed at the applicable Base Daily Rate.  Time worked by an employee, on a normal working day, in excess of eight hours, will be billed at the Overtime Hourly Rate (additional to the Base Daily Rate) then valid.

d)	Time worked by employees, if allowed, during non-working days or holidays shall be subject to specific overtime regulations.

e)	LICENSOR will also charge working days when an employee is available at the job site but not working due to no fault of LICENSOR at the Base Daily Rate.

f)
Following three months of continuous stay at the job site and following each three months' duration thereafter, each LICENSOR employee shall be entitled to a non-reimbursable leave time of eight calendar days plus reasonable travel time.  To insure an uninterrupted performance of the services agreed to by LICENSOR and LICENSEE, if requested by LICENSEE, LICENSOR will provide a replacement, who will be separately billable, subject to the applicable rate for that replacement employee.  All traveling and other expenses incurred by such replacement will be charged to LICENSEE in accordance with the conditions set forth herein.

g)
LICENSEE shall pay directly to LICENSOR personnel all living expenses of LICENSOR personnel including food and first class hotel accommodation and supply at LICENSEE's sole charge all necessary office space and associated facilities including secretarial services, telephone, telex, etc. and local independent transportation facilities as.

h)	necessary for the proper performance of assistance services by LICENSOR personnel.

i)	LICENSOR personnel shall travel by business class in airplane or first class in trains, both internationally and locally. All associated charges, round trip, shall be borne by LICENSEE.

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j)	LICENSEE shall take all necessary steps to obtain in time visas, permits, etc. as imposed in its country for LICENSOR team to come.

k)
Safety.  It is the policy of LICENSOR to have maximum concern for the safety, health, and environment of its employees.  Employees visiting a client facility are instructed to follow established safety procedures and advise the client of any potential hazards that they believe may prevent the performance of their tasks in a safe manner.  To the extent appropriate, the client, in turn, is requested to take corrective action.  Should no action be taken or, if in the judgment of the LICENSOR employee the hazard still exists, the employee may elect to stop work until the hazard is eliminated.

8.3	Payment – invoicing.

a)	In its invoices, LICENSOR shall designate the payer (LICENSEE) as follows:

MISSION BIOFUELS Sdn Bhd
Suite 50-4-1, 4th Floor
Wisma UOA Damansara 50
Jalan Dungun 50490

b)	LICENSOR shall transmit the invoices to the following address:

i)	if it concerns royalties under Article 8.1:

M. Swaminathan
Managing Director
MISSION BIOFUELS Sdn Bhd
Suite 50-4-1, 4th Floor
Wisma UOA Damansara 50
Jalan Dungun 50490
Kuala Lumpur Malaysia

ii)	if it concerns assistance and services under Article 8.2:

M. Swaminathan
Managing Director
MISSION BIOFUELS Sdn Bhd
Suite 50-4-1, 4th Floor
Wisma UOA Damansara 50
Jalan Dungun 50490
Kuala Lumpur Malaysia

c)	LICENSOR will invoice:

i)	The Base Daily Rate set forth in Article 8.2a) above monthly.

ii)	Travel expenses supported on behalf of LICENSEE by LICENSOR under Article 8.2h) h) above as soon as incurred, together with supporting evidence.

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d)	All sums payable under this Agreement shall be paid in US Dollars, in France, by bank transfer within 30 (thirty) days from invoice date at the bank account specified on the invoice.

e)	A compounded interest shall be due on any late payment.

i)	The rate shall be the last published EURIBOR-3M rate plus two (2.0%) percent,

ii)	The interest shall be computed on a monthly basis from the date the payment was due until the date it is made.

iii)	Such possible interest in arrears shall be invoiced by LICENSOR following LICENSEE's payment of the principal and LICENSOR is hereby excused from giving any prior specific notice.

iv)	This provision cannot be deemed as being a waiver of any of LICENSOR possible rights to enforce any payment when payable.

f)	Except if LICENSOR's liability is involved as per Article 11.3h) hereafter, any sum received by LICENSOR under this Agreement shall be definitively acquired by LICENSOR.

g)	LICENSEE agrees not to offset any sum owed to LICENSOR against any sum LICENSOR could owe LICENSEE on any ground whatsoever.

8.4	Taxes.

a)
Subject to the sole exception of in paragraph c) below, the royalty of Article 8.1 and the cost of assistance and services of Article 8.2 are net of any tax, duties, levies or contributions of whatever nature that may be incurred outside France result of the implementation of this Agreement.  Accordingly, LICENSEE agrees to pay at LICENSEE's sole charge any tax, duties, levies or contributions incurred outside France as a result of the implementation of this Agreement.

b)	Any VAT (if applicable) due on billings will be payable by LICENSEE in addition to the net prices mentioned in Articles 8.1 and 8.2.

c)
LICENSEE may deduct from the royalty of Article 8.1 and pay to the relevant taxing authorities a withholding tax if it is required by the laws of Malaysia, but only in the limit allowed by the tax treaty signed between France and Malaysia.  In this case, LICENSEE shall provide immediate notice thereof together with official tax receipts (from relevant tax authorities) establishing the payment of such withholding tax.  For the implementation of aforementioned tax treaty, LICENSOR will provide a French tax residency certificate to LICENSEE, at first request of LICENSEE.

d)
Any withholding tax levied in excess of the rate provided by the tax treaty signed between France and Malaysia, or not documented by the appropriate original tax receipt within thirty (30) days from such withholding, will be for the sole charge of LICENSEE, and shall be immediately repaid by LICENSEE to LICENSOR.

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8.5
Reporting.  During the life of this Agreement LICENSEE shall, in January of each year, prepare a report of the quantity of biodiesel product obtained during the preceding year in the LICENSED UNIT.  No later that February 15th of each year during the term of this Agreement, LICENSEE undertakes to issue to LICENSOR a certified copy of such report.

In the case of disagreement between LICENSOR and LICENSEE on the quantity of biodiesel product provided in the report, LICENSEE shall, at LICENSOR's request, furnish to LICENSOR operation's data of the LICENSED UNIT allowing to determine the quantity of biodiesel product.

Article 9 - Confidentiality

9.1	LICENSEE shall use the CONFIDENTIAL INFORMATION only in accordance with the licenses granted herein. No other use is permitted without the prior written consent of LICENSOR.

9.2
All CONFIDENTIAL INFORMATION received hereunder shall be kept confidential and shall not, without the prior written consent of LICENSOR, be disclosed by LICENSEE, in any manner whatsoever, in whole or in part.  Moreover, LICENSEE shall only disclose the CONFIDENTIAL INFORMATION to its officers, directors and employees who need to know such CONFIDENTIAL INFORMATION for the PURPOSE, who are informed by LICENSEE of the confidential nature of the CONFIDENTIAL INFORMATION and who shall be bound to act in accordance with the terms and conditions of this Agreement.

9.3
LICENSEE hereby agrees that the CONFIDENTIAL INFORMATION disclosed hereunder is and will remain the property of IFP and LICENSOR and that drawings or other written, printed or electronic data included therein are not to be copied or reproduced, mechanically or otherwise, without the express permission of LICENSOR, except for such copies that LICENSEE reasonably requires for the PURPOSE.

9.4	The term "CONFIDENTIAL INFORMATION" shall not include such information furnished hereunder that LICENSEE can prove:

a)	was, at the time of disclosure, in the public domain or which subsequently enters the public domain through no act or failure to act by LICENSEE; or

b)
was developed by or was in the possession of LICENSEE prior to being furnished to LICENSEE by LICENSOR or on its behalf, provided that the source of such CONFIDENTIAL INFORMATION was not known to LICENSEE to be prohibited from disclosing the CONFIDENTIAL INFORMATION to LICENSEE by a legal, contractual or fiduciary obligation to LICENSOR; or

c)
was or became available to LICENSEE on a non-confidential basis from a third party that is not known to LICENSEE to be prohibited from disclosing the CONFIDENTIAL INFORMATION to LICENSEE by a legal, contractual or fiduciary obligation to LICENSOR.

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However, in situations a) through c) above (the "NON-CONFIDENTIAL INFORMATION"), LICENSEE undertakes not to disclose all such NON-CONFIDENTIAL INFORMATION lawfully in its possession that implicates CONFIDENTIAL INFORMATION.

9.5	The exceptions of article 9.4 shall not apply to any information furnished hereunder which:

a)	Is specific and, at the time of its disclosure hereunder, merely embraced by general information within the exceptions, or

b)	Is a combination of features of the CONFIDENTIAL INFORMATION, unless the combination itself, its principle of operation and method of use are within the exceptions.

9.6
Despite the restrictions on disclosure contained in this Agreement, but only to the extent necessary for the PURPOSE, LICENSEE may disclose part of the CONFIDENTIAL INFORMATION to the following third parties:

a)
a vendor of commodity equipment or materials or a supplier of construction labor who will receive only a minor or non-critical portion, as determined by LICENSOR in its sole and absolute discretion, of the CONFIDENTIAL INFORMATION and who, prior to such disclosure, has signed an agreement with LICENSEE or LICENSOR containing restrictions on use and disclosure at least equivalent to those contained in this Agreement; or

b)
any other third party, including but not limited to, any detailed engineering contractor or manufacturer of specially-designed equipment, who, prior to such disclosure, has signed an agreement with LICENSOR containing appropriate restrictions on use and disclosure.

9.7
In the event that LICENSEE who is provided with the CONFIDENTIAL INFORMATION pursuant to this Agreement becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the CONFIDENTIAL INFORMATION to third parties other than those identified above, LICENSEE will provide LICENSOR with prompt notice so that LICENSOR may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  In any such event, LICENSEE will use its best efforts to ensure that the CONFIDENTIAL INFORMATION will be accorded confidential treatment.

9.8
Should LICENSEE finally decide not to sign the TTA, LICENSEE will return to LICENSOR or destroy, at LICENSOR' option, all of the CONFIDENTIAL INFORMATION in LICENSEE's possession (including, all originals, and all copies and derivations therefrom, in any medium); provided, however, that LICENSEE may retain one copy of the CONFIDENTIAL INFORMATION in a locked and limited access file for the sole purpose of determining LICENSEE's compliance under this Agreement.  If requested by LICENSOR, an appropriate officer of LICENSEE will certify to LICENSOR that all such material has been so returned or destroyed.

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9.9	LICENSOR will, mutatis mutandis, preserve the confidentiality of LICENSEE's information necessary to LICENSOR for the performance of its obligations under this Agreement.

Article 10 - Patent or other intellectual property infringement

10.1	LICENSOR represents that,

a)	it has the right to grant the licenses of Article 3.1 hereof,

b)
at the date of this Agreement, the use of TECHNICAL INFORMATION disclosed under Article 4 - in the practice of the PROCESS, in accordance with Article 3.1a), is not the subject of any pending patent infringement or other intellectual property suit involving LICENSOR and,

c)	to the best of its knowledge, LICENSOR is not, at the date of this Agreement, threatened by any such claim of infringement.

10.2
This representation does not extend to any infringement that would result from any LICENSEE's modification of TECHNICAL INFORMATION or any use of such TECHNICAL INFORMATION in a manner other than that described by LICENSOR.

10.3
LICENSEE will promptly advise LICENSOR in writing of any claim of infringement and of the commencement against it of any patent infringement or other intellectual property suit made or brought against LICENSEE and based upon the use hereunder by LICENSEE of TECHNICAL INFORMATION.

10.4
LICENSOR will undertake at its own expense the defense of any such claim or infringement suit and shall have sole charge and direction of the defense of any such claim or suit.  LICENSEE shall have the right to be represented by advisory counsel of its own selection and at its own expense.  LICENSEE will render LICENSOR all reasonable assistance that may be required by LICENSOR in the defense of such claim or suit.

10.5	LICENSOR:

a)
may at its sole discretion recommend change(s) to the LICENSED UNIT against which a suit has been brought to permit the LICENSED UNIT to avoid such infringement claim with LICENSOR performing free of charge the corresponding process engineering studies and bearing the costs of such change(s) including detailed design, engineering, procurement, delivery, erection and installation of such equipment or material (other than custom duties and like taxes imposed in Malaysia), and/or

b)	may obtain a right from the third party in question for LICENSEE to operate the LICENSED UNIT free from such claim of infringement, and

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c)
will hold LICENSEE free and harmless from any damages or other sums that may become payable under a final unappealable judgment by a court of competent jurisdiction or any settlement which results from such judgment, provided that the aggregate amounts that may become payable or expendable by LICENSOR under the provisions of Articles a) to c) above shall not in any event exceed 100% of the Royalty paid by LICENSEE to LICENSOR under article 8.1.  The provisions of Articles a) to c) above shall be the exclusive remedy of LICENSEE for infringements of third party rights.

10.6
Neither LICENSOR nor LICENSEE shall settle nor compromise any such suit without the written consent of the other party if the settlement or compromise obliges the other party to make any payment or part with any property or assume any obligation or grant any licenses or other rights or be subject to any injunction by reason of such settlement or compromise.

Article 11 - Warranties and liabilities

11.1	Warranties. LICENSOR warrants to LICENSEE that:

a)	if the LICENSED UNIT is constructed and operated strictly in accordance with the TECHNICAL INFORMATION, the performance guarantees specified in the Guarantee Schedule will be met.

b)
Except as stated in this Article a) above, LICENSOR makes no other warranties, express or implied, by operation of law or otherwise, with respect to the licenses granted hereunder, including any other guarantees relating to the catalysts, equipment or material to be used in the LICENSED UNIT or any warranty of merchantability or fitness for any other use.  In particular, all guarantees relating to TECHNICAL INFORMATION, if any, are as covered by the PBSA.

c)	The remedies of Article 11.3 for failing to meet the warranties and guarantees of this Agreement are exclusive.

11.2
Wherever in this Agreement it is contemplated that LICENSEE has to fulfill an obligation, to perform a work or to provide service or material, LICENSOR's obligations are contingent upon this being done.

11.3	Liabilities.

a)
In the event the performances of the PROCESS do not reach the Guaranteed Performances specified in the Guarantee Schedule, as the exclusive remedy for the breach of warranty specified in Article 11.1a), said Guarantee Schedule shall apply.

b)
LICENSEE shall be liable for loss or damage to property of LICENSEE or others arising out of this Agreement.  LICENSEE shall also be liable for personal injury arising within or near LICENSEE facilities out of this Agreement, unless caused by the willful acts or gross negligence of LICENSOR.  LICENSEE commits, for LICENSEE and LICENSEE's insurers, to defend, indemnify and hold LICENSOR, its Affiliates, insurers, successors and assigns harmless from, against and with respect to such liability of LICENSEE.

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c)
LICENSOR shall be liable for loss or damage to property of LICENSOR arising out of this Agreement.  LICENSOR shall also be liable for personal injury arising within or near LICENSOR facilities out of this Agreement unless caused by the willful acts or gross negligence of LICENSEE.  LICENSOR commits, for LICENSOR and LICENSOR's insurers, to defend, indemnify and hold LICENSEE, its Affiliates, insurers, successors and assigns harmless from, against and with respect to such liability of LICENSOR.

d)
LICENSOR will, at its own expense, place workers compensation insurance to cover any claim that may be made by or on behalf of LICENSOR's employees or personnel furnished by LICENSOR alleging bodily injuries or death sustained by them as a result of or in connection with the performance under this Agreement and commits, for LICENSOR and LICENSOR's insurers, to hold LICENSEE, its Affiliates, insurers, successors, assigns, employees an personnel harmless from all or any such claims.

e)
LICENSEE will, at its own expense, place workers compensation insurance to cover any claim that may be made by or on behalf of LICENSEE's employees or personnel furnished by LICENSEE alleging bodily injuries or death sustained by them as a result of or in connection with the performance under this Agreement and commits, for LICENSEE and LICENSEE's insurers, to hold LICENSOR, its Affiliates, insurers, successors, assigns, employees an personnel harmless from all or any such claims.

f)
Except as specified in Articles b) to e), each party waives all claims for recovery from the other party for any bodily injury or property damage insured under valid insurance policies.  This waiver shall apply only when permitted by the applicable insurance policy and only to the extent of any recovery collectible under such insurance policy.

g)
In no event shall either Party be liable for or obligated in any manner for special, consequential or indirect damages including, but not limited to, loss of profit or loss of use.  This Article shall apply whether the cause of actions relates to this Agreement or arises out of the services performed by LICENSOR under this Agreement.

h)
Except for the liability concerning patent or other intellectual property infringement as defined in Article 10.5, in no event shall the maximum liability of LICENSOR to LICENSEE arising out or relating to this Agreement or out of the services performed by LICENSOR under this Agreement exceed 50% (fifty percent) of the price paid or to be paid by LICENSEE to LICENSOR under article 8.1 herein, with respect to the licenses granted under Article 3.1 herein and for which a claim is made.

In no event shall the aggregate liability of LICENSOR to LICENSEE arising out or relating to this Agreement or out of the services performed by LICENSOR under this Agreement exceed 100% (hundred percent) of the price paid or to be paid by LICENSEE to LICENSOR under article 8.1 herein, with respect to the licenses granted under Article 3.1 herein and for which a claim is made.

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i)	If and when its liability results in amounts due by LICENSOR, the settlement shall relieve LICENSOR from any and all further obligation and responsibility under this Agreement.

Article 12 - Other agreements

12.1	Neither Party has entered into any undertaking impeding the free execution of this Agreement.

12.2
This Agreement, together with the PBSA, sets forth the entire understanding between the parties relating to the use by LICENSEE of the PROCESS in the LICENSED UNIT and replaces and renders void all prior agreements between them concerning the subject matter contained herein.

12.3
No amendment to this Agreement or the PBSA shall be effective unless in writing and executed by the parties.  No such amendment shall be effected by the acknowledgment or acceptance of purchase orders, shipping instruction forms, order confirmation forms, general terms of sale or of purchase or any other documents between the parties containing terms or conditions at variance with this Agreement.

Article 13 - Assignment

13.1
This Agreement is not assignable in whole or in part by either party without the previous written consent of the other party; provided, however, that it may be assigned by either party without such consent to

a)	the CONTRACTOR by the LICENSEE for the period until the ACCEPTANCE DATE in form an substance as provided in Appendix 1 to this Agreement, or

b)	any Affiliate of the assigning party, or

c)	a successor of the assigning party in its business, or in the part of its business concerned by this Agreement, provided that such successor is not a licensor-competitor of LICENSOR or IFP.

13.2	The assignment shall not be effective unless and until the assignee undertakes in writing to take over all rights and obligations of the assignor set forth in this Agreement.

13.3	Confidentiality obligations between the Parties under Article 9 - above shall survive any assignment of this Agreement.

Article 14 - Miscellaneous

14.1	Nothing in this Agreement can be construed as granting or transferring any proprietorship of whatsoever kind under any information and data furnished by LICENSOR hereunder.

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14.2
Neither the failure nor any delay on the part of either party in the exercise of any right, power or privilege under this Agreement or the documents referred herein shall operate as a waiver of such right, power or privilege.

14.3
If any provisions of this Agreement or any document executed in connection herewith is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.

14.4
Either Party shall have the right to make oral or written reference to the subject matter of this Agreement but not to its provisions when dealing with third parties, except to the extent required by governmental authority or court of competent jurisdiction.

14.5
Should for this Agreement, any formality, acceptance or registration, be required outside France, LICENSEE shall have the onus to accomplish the same at its own expense.  For this purpose LICENSOR hereby gives to it the powers as may be necessary.  Should such a formality result in a request to modify a provision hereunder and should that modification injure LICENSOR's interests, then LICENSOR shall be entitled to terminate this Agreement or to have a reasonable compensation.

14.6
Each Party represents that the terms and conditions of this Agreement do not violate the laws of its country.  The enactment of any new law or regulation after the effective date of this Agreement which affects the rights and obligations of either Party shall entitle the suffering Party to an adjustment for reasonable compensation.

Article 15 - Notices

15.1
Any notice hereunder must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopy (with written confirmation of receipt), or (c) received by the addressee, if sent by a recognized delivery service (receipt requested).  All notices shall be addressed as set forth below (or to such other addresses and telecopy numbers as a party may designate by notice to the other party):

a)	if to LICENSOR:

AXENS
89 Boulevard Franklin Roosevelt
F-92508 Rueil-Malmaison Cedex, France.
For the attention of the Director of Legal Affairs

b)	if to LICENSEE:

M. Swaminathan
Managing Director
MISSION BIOFUELS Sdn Bhd
Suite 50-4-1, 4th Floor
Wisma UOA Damansara 50
Jalan Dungun 50490
Kuala Lumpur Malaysia

15.2	Communications relative to transmittal of technical documentation shall be forwarded to such individual as the considered Party may designate from time to time.

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Article 16 - Conciliation, arbitration

16.1
If, during the term of this Agreement or after its termination, a controversy concerning this Agreement arises between the Parties they shall make their best efforts to settle amicably their difference by using the following procedure:

a)	The plaintiff Party shall give the other Party notice in writing of its complaint.

b)
The two Parties shall then endeavor to nominate a common expert to study the case and to prepare a report proposing a reconciliatory solution (or several ones).  This report shall be sent to both Parties within the next 30 (thirty) days (except if both Parties have first agreed upon another delay).

c)
If within 20 (twenty) days from the written notice made under Article a) above the Parties have not agreed upon nomination of the common expert, each Party shall nominate its own expert and both experts shall nominate a third expert.

d)
These three experts shall have 60 (sixty) days to reach a proposed reconciliatory solution (or several ones).  A solution on which two of the three experts agree shall be considered as the proposed reconciliatory solution of the three experts.

e)	The experts shall conduct the matter at their own discretion. They shall be provided by both Parties with any relevant document they shall request.

f)	Their fees and the expenses shall be shared equally between the Parties.

16.2
If the periods shown in Article 16.1 above are not respected, if a one hundred twenty days period has lapsed from the date of the notice referred to in article 16.1a) hereof or if the Parties do not agree to settle between them according to the proposed reconciliatory solution, the dispute shall be settled finally according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said rules.  Such arbitration shall be conducted in English and shall be held in Geneva, Switzerland.  Judgment upon the awards rendered may be entered in any court having jurisdiction for a judicial acceptance of the awards and an order of enforcement as the case may be.

16.3	The validity and effect of this Agreement shall be interpreted under the laws of Singapore.

Article 17 - Effective Date, termination

17.1	The terms and conditions herein set forth shall become binding upon the Parties on the EFFECTIVE DATE.

17.2
This Agreement shall be in full force and effect as long as the LICENSED UNIT shall operate and it may not be terminated except that, if one Party makes a gross breach in performing an obligation under this Agreement, the other Party may, after a 30 (thirty) days' advance written notice, terminate this Agreement if the defaulting Party has not taken proper measures to remedy its failure.

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17.3
If this Agreement is terminated because of breach by LICENSEE of provisions of Article 8 - (Financials) or Article 9 - (Confidentiality) and LICENSEE fails to abide by a decision rendered under Article 16.2 relating to said breach, LICENSEE hereby undertakes that it will discontinue the use of the PROCESS in the LICENSED UNIT.

17.4	In any other case of termination, neither party shall have any further right of obligations under this Agreement, except:

a)	LICENSEE shall remain liable under Article 8 - for any royalty fees and costs accrued before termination,

b)	LICENSOR and LICENSEE rights and obligations under Article 5.2 (Grant-Back), under Article 14.4 (Reference) hereof shall remain in effect and

c)	LICENSEE's rights under Article 3 - (Grant of license) shall remain in effect to the extent of any fully paid license(s) acquired by LICENSEE,

d)	LICENSEE's rights and LICENSOR's obligations under Article 10 (Patent or other intellectual property infringement) shall remain in effect.

17.5	In no event shall termination of this Agreement:

a)	relieve LICENSEE of its restrictions on use, duplication and disclosure of TECHNICAL INFORMATION under Article 9 - (Confidentiality) hereof, or

b)	affect LICENSOR and LICENSEE rights and obligations under Article 16 - (Conciliation-Arbitration) hereof.

17.6
A Schedule of 18 pages is attached herewith forming a part of this Agreement; however, if a term or provision of this Agreement is to conflict with the content of the Schedule, this Agreement shall prevail.

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SCHEDULE TO AGREEMENT N° 07/3071

TECHNICAL GUARANTEES

A - DEFINITIONS

A-1	In addition to the definitions given in Article 1 - here above:

a)	"CATALYST" means individually or collectively the catalyst specified hereafter, or any other one that may be timely recommended by LICENSOR.

"CATA LIFE PERIOD" means the period commencing at READY FOR START-UP DATE (as defined below) after loading of a fresh charge of CATALYST in the LICENSED UNIT and ending when the CATALYST is spent or when the guarantee is met, whichever occurs first.

b)
"CHARGE" means, among the feed materials processable in the LICENSED UNIT, the feed material which shall be charged to the LICENSED UNIT to perform the PERFORMANCES TEST PERIOD (as defined hereafter), and which shall have the characteristics specified hereafter.

c)	"PERIOD" means either PERFORMANCES TEST PERIOD or CATA LIFE PERIOD as the case may be.

d)	"PRODUCT" means individually or collectively the effluent material from the LICENSED UNIT having the characteristics given hereafter.

e)	"PERFORMANCES PROBE" means the comparison of the actual performances measured during the PERFORMANCES TEST PERIOD with the guarantees herein set forth.

f)	"PERFORMANCES TEST PERIOD" means 48 (forty-eight) consecutive hours of operation of the LICENSED UNIT during which the LICENSED UNIT shall be under checking and its actual performances measured.

g)
"MECHANICAL COMPLETION" means the successful completion of mechanical construction of the LICENSED UNIT, strictly in accordance with the engineering design specifications furnished by LICENSOR and such detailed design as furnished or approved by LICENSOR pursuant to the PBSA, including but not limited to verification that the LICENSED UNIT is mechanically complete, clean (including internally) and leak proof.

h)
"READY FOR START-UP DATE" means the date when, after MECHANICAL COMPLETION, the CATALYST employed in the LICENSED UNIT if any has been supplied and/or approved by LICENSOR for the purposes of this Agreement, the CATALYST if any has been loaded in the LICENSED UNIT according to LICENSOR's instructions and in the presence of LICENSOR's representative and all prerequisites for a proper operation of the LICENSED UNIT are met as approved by LICENSOR.

i)
"START-UP DATE" means the date when, after READY FOR START-UP, (1), CATALYST in-situ activation if any has been conducted and (2) feed material is first introduced into the LICENSED UNIT with the intent to operate it.

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B - CONDITIONS OF GUARANTEE

B-1	LICENSOR guarantees that, subject to the terms and conditions hereafter, the LICENSED UNIT shall meet the performances shown in the Section I hereafter.

B-2	LICENSOR shall be discharged from any responsibility with regard to any guarantee in the following situations provided that such situation directly affects the performance of the LICENSED UNIT:

a)
Detailed engineering, construction or operation of the LICENSED UNIT (i) is not in accordance with LICENSOR's data and instructions, (ii) employs, for those equipments and supplies designated as qualified in the Process Book, vendors outside the list of qualified vendors listed in the Process Book, (iii) employs defective materials, equipment or standards, or (iv) uses specifications or data that have not been approved in writing by LICENSOR.

b)	LICENSEE declines to have the team of LICENSOR advisors acting as specified in Sections C-1 or D-1 hereafter.

c)	LICENSEE declines to have the modifications to the LICENSED UNIT made as requested by LICENSOR under Section G-1 hereafter.

d)	The LICENSED UNIT is operated under conditions different from those either specified by LICENSOR or approved in writing by LICENSOR.

B-3	LICENSOR shall be considered to have fulfilled this Guarantee in any of the following events:

a)	LICENSEE declines to have a PERIOD conducted stating that, in its opinion, the LICENSED UNIT operates in a proper manner;

b)	A PERFORMANCE PROBE has demonstrated that a guaranteed performance has been equalled or exceeded during the corresponding PERIOD;

c)	A guaranteed performance has not been reached but:

-	LICENSEE is in breach of any of the provisions set forth in this schedule herein, or

-	LICENSOR has already spent its maximum financial liability as set forth in Article 11.3h) of this Agreement, or

-
LICENSEE has refused to comply with LICENSOR's request to replace (or to regenerate as the case may be) a CATALYST charge which has been damaged by an operating trouble as contemplated in Section D-2-f hereafter.

d)	Whenever, without fault of LICENSOR:

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-	the first PERFORMANCES TEST PERIOD has not been started within 60 (sixty) days from the READY FOR START-UP DATE, or

-	the performances guarantees specified in Section I hereafter have not been met within 120 (hundred twenty) days from same date, or

-	LICENSEE has materially failed to perform its obligations in the manner set forth in Section D-2-a hereof.

C - LICENSOR's ASSISTANCE - RULES OF CONDUCT OF LICENSOR ADVISORS

C-1	Assistance during the initial stages of operation of the LICENSED UNIT

a)	LICENSEE shall give LICENSOR a 3 (three) months' advance notice of the expected MECHANICAL COMPLETION date.

b)
Prior to departure of LICENSOR advisors, LICENSOR will confirm to LICENSEE and LICENSEE will approve in writing not later than four weeks prior to the expected MECHANICAL COMPLETION date, the per diem fee adjusted under article 8.2 a) (by using the last then published Index), hotel accommodation, local transportation means, possible luggage excess, final composition of the LICENSOR team of advisors, arrival schedule, work organization, on-site facilities, etc.

One Chief Technical Advisor and one Technical Advisor shall be present during the following steps:

-	inspection established in Section D-1-a hereafter,

-	CATALYST loading operation, if any, referred to in Section D-1-b hereafter,

LICENSOR's complete team (two Technical Advisors and one Chief Technical Advisor) shall be present during the following steps:

-	start-up preparation referred to in section D-1-c hereafter,

-	CATALYST pre-treatment, if any, as described in Section D-1-c hereafter,

-	LICENSED UNIT adjustment as described in Section D-1-d hereafter,

-	PERFORMANCES TEST PERIOD(s), until the end of the last PERFORMANCE PROBE permitted hereunder.

c)	In case of replacement of one of its advisors, LICENSOR undertakes that the new designated advisor shall have the same ability as the replaced one to perform its job under this Agreement.

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C-2	Rules of conduct of LICENSOR's advisors

a)
LICENSEE shall be solely in charge of the operations and operating personnel and LICENSOR personnel shall have no authority whatsoever to direct or cause LICENSEE or LICENSEE personnel to act.  All LICENSOR personnel must comply with the regulations then in force at the LICENSED UNIT (safety, secrecy, etc.).  LICENSEE shall give LICENSOR personnel full facilities and put at their disposal all means to fulfil their duty.

b)
LICENSED UNIT operations must be in accordance with the Operating Instructions furnished to LICENSEE by LICENSOR under the PBSA or by LICENSOR Chief Start-up advisor from time to time at the job site.  Upon request by LICENSEE, LICENSOR personnel shall give full and clear explanation of any such advice and the basis thereof.

c)
If LICENSEE disagrees with any advice given by LICENSOR, it will state such disagreement in writing with the basis hereof.  In the event LICENSEE and LICENSOR fail to reconcile their differences of opinion and LICENSEE fails to follow the advice, LICENSOR Chief Start-up Advisor will so notify LICENSEE in writing.

d)
During the Start-up and the initial operation of the LICENSED UNIT and during the PERFORMANCES TEST PERIOD, LICENSOR personnel shall have full discretion to check at reasonable time all instrumentation records and operating logbooks and shall have free access to the control-labs for the purpose of examining the analysis being undertaken.

Upon request of LICENSOR Chief Start-up Advisor, LICENSEE shall provide a sample of any material treated or produced by the LICENSED UNIT or employed in it in order that LICENSOR may have such sample analyzed at its own expense.

In the event that the analytical results obtained by the Parties conflict with each other, a sample of the considered product shall be submitted to a mutually agreed upon laboratory.  The findings of this laboratory shall be accepted as final.

D - START-UP AND TESTING

D-1	Inspection, CATALYST loading and start-up

Subject to provisions of Article 6.5 c), all the guarantees given herein shall be void if LICENSOR representatives are not present in the LICENSED UNIT continuously during the following steps:

a)
Inspection.  Prior to the MECHANICAL COMPLETION, LICENSOR will inspect the LICENSED UNIT including the vessels, the piping and the internal parts of the critical equipment such as reactors, columns and the like to verify conformity with process specifications and operation requirements and will establish a list of requested modifications, if any.

b)	CATALYST loading. The CATALYST loading (if any) shall be performed in the presence of LICENSOR advisors after inspection of the internals.

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c)
Start-up preparation.  Promptly after the satisfactory completion of the inspection by LICENSOR under D-1-a above, LICENSEE will perform the preparation for start-up according to LICENSOR's instructions.  This includes tightness tests, drying, warming and associated activities.  Upon completions of Start-up preparation, LICENSOR shall issue a READY FOR START-UP Certificate according to LICENSOR procedures (form in Annex A), for LICENSEE approval.

d)
Start-up.  Promptly after READY FOR START-UP, LICENSEE will perform CATALYST activation if any and put the LICENSED UNIT on-stream according to LICENSOR's instructions when CHARGE, raw materials, utilities and the like are available in suitable quality and in quantities not less than the minimum necessary for a proper operation of the PROCESS.

LICENSEE shall then conduct such preliminary periods of operation as LICENSOR may deem necessary for adjustment of the LICENSED UNIT.

e)	Performance test procedure. Prior to the first PERFORMANCES TEST PERIOD, LICENSOR shall establish and LICENSEE shall approve, the procedure for the PERFORMANCES TEST PERIOD, including:

-	the program of testing, sampling, and analysis,

-	the analytical methods that shall actually be used and the accuracy of such methods,

-	the data logging,

-	any specific calibration of measures or correction factors that may be used.

f)
Preparation for the PERFORMANCES TEST PERIOD.  When CHARGE, raw materials, utilities and the like can be continuously provided in the quantities and qualities specified by LICENSOR to run the LICENSED UNIT at the capacity for which the guarantees have been established, LICENSEE will complete the adjustments required by LICENSOR up to the point where the LICENSED UNIT shall be in a steady state of operation and ready for the PERFORMANCES TEST PERIOD.

g)
Miscellaneous - First steps of operation.  During this start-up period, LICENSEE will have the LICENSED UNIT shutdown or operated under the various operating conditions that LICENSOR advisors may reasonably request.  It is understood that they will, as far as possible, take into account the local circumstances and the commercial requirements of the LICENSED UNIT; especially any shut-down shall be made at mutual convenience.

D-2	PERFORMANCES TEST PERIOD proceedings

a)
As soon as the LICENSED UNIT is ready for the PERFORMANCES TEST PERIOD and immediately upon the first reasonable request from LICENSOR, LICENSEE shall begin the PERFORMANCE TEST PERIOD, otherwise Section E-1 shall apply.  LICENSOR advisors made available under Section C-1-a hereof shall be at all times in attendance prior to and during the PERFORMANCE TEST PERIODS.  Otherwise, Section E-1 shall apply.

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b)	During this period, the LICENSED UNIT shall be operated and controlled in accordance with the procedure set up beforehand as foreseen in Section D-1-e.

c)
A portion of all the samples collected and all the records made during the PERFORMANCES TEST PERIOD, shall be retained until all analysis and examinations are completed and the PERFORMANCES PROBE made.

d)
All results shall be examined jointly by the Parties.  LICENSOR shall issue a complete PERFORMANCE PROBE report setting forth those results and indicating whether the Performances guarantees have been met, for approval by LICENSEE.

LICENSEE and LICENSOR shall sign the PERFORMANCES PROBE Certificate, substantially in the form specified in Annex B hereof.

e)	The performances that shall be taken into account for comparison with the guaranteed ones shall be the average of the data obtained during the whole PERIOD under consideration.

f)
If LICENSOR ascertains that certain damages have been caused to the CATALYST charge, then LICENSOR shall have the right to require LICENSEE either to replace or to regenerate it before commencing a PERIOD.  Provided, however that, if such damage to the CATALYST charge has occurred solely due to an operating trouble and/or an incorrect handling so long as this operating trouble and/or an incorrect handling are not caused by the deficiency or defect in the TECHNICAL INFORMATION and/or the PROCESS BOOK, then such replacement or regeneration of the CATALYST shall be done at LICENSEE's cost and otherwise at LICENSOR's cost.

D-3	CATA LIFE PERIOD proceedings

a)	During this period the CATALYST charge shall not be deemed spent except by common agreement between LICENSEE and LICENSOR.

b)
To enable LICENSOR to monitor the LICENSED UNIT, LICENSEE shall establish weekly records of the LICENSED UNIT performance on forms mutually agreeable and send to LICENSOR samples of process streams and CATALYST as reasonably required by LICENSOR LICENSEE shall deliver them to LICENSOR, at regular monthly intervals.  To the extent that LICENSOR considers necessary, LICENSOR will review the records received and analyze the samples received and then advise LICENSEE of any findings LICENSOR deems relevant to the operation of the LICENSED UNIT.

c)
LICENSEE shall promptly notify LICENSOR of any sudden deterioration of the performance of the LICENSED UNIT and include in the notice a description of the circumstances before and during the deterioration and all operation and laboratory data taken before and during the deterioration as LICENSOR may then specify.  LICENSOR may elect to send an advisor to review the operations of the LICENSED UNIT, at LICENSEE's expense.

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D-4	Substitute guarantees

a)
At any time prior to completion of a PERIOD, LICENSEE may request of LICENSOR in writing substitute guarantees to those of Section I hereof on the basis of LICENSEE's desire to process a different feed material that is not within the specified parameters for CHARGE.

b)
If LICENSOR believes, at its sole discretion, that such alternate feed material can be processed in the LICENSED UNIT using the PROCESS and no additional studies or pilot plant work is necessary, LICENSOR will propose reasonable substitute guarantees to those of Section I hereof, based on the alternate feed material.

c)	Within 30 (thirty) days from receipt of the substitute guarantees, LICENSEE must elect in writing to either accept the substitute guarantees or retain the original guarantees.

E - DELAYS AND INTERRUPTIONS

E-1
Should the PERFORMANCES TEST PERIOD have to be delayed, LICENSEE shall bear any and all LICENSOR's expenses so involved by the presence of LICENSOR's personnel except in the event such delay is solely caused by LICENSOR, provided that in any such event, the periods set forth in Section B-3-d shall be extended for a time equal to the duration of said delay.

E-2
If a PERIOD has been interrupted or disturbed for causes beyond LICENSOR's control, and provided that the period established in Section B-3-d is not terminated, a new PERIOD shall be conducted but, at LICENSOR's option, the testing time before the interruption or disturbance may be included in this new PERIOD.

F - FAILURE TO MEET GUARANTEES

If, for any reason attributable to LICENSOR the guaranteed performances have not been obtained during a first PERIOD, LICENSOR shall have the right to request that additional PERIODS be conducted provided that:

a)	When additional PERFORMANCES TEST PERIODS are concerned:

i)
none shall be allowed to be made after 120 (hundred twenty) days of the first PERFORMANCES PROBE (excepting the time such PERIOD could not be conducted for reasons beyond the control of LICENSOR) unless LICENSEE has agreed in writing for extension of such 120 days period,

ii)	the expenses relative to the presence of LICENSOR advisors after the date of said first PERFORMANCE PROBE shall be borne by LICENSOR, except during any delay attributable to LICENSEE.

b)	Only one CATA LIFE PERIOD shall be allowed to be made.

c)	In order to allow LICENSOR to determine the cause of failure and to decide of further adjustments, the provisions of Section D-1 shall apply.

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d)	The test procedures of any additional PERIOD shall be those of the original corresponding one.

G - MODIFICATIONS TO THE LICENSED UNIT

G-1
Until completion of the last PERIOD permitted hereunder, LICENSOR may request LICENSEE in writing to have modifications or additions or replacements made to the LICENSED UNIT in order to correct deficiencies in LICENSED UNIT performance, provided that such amendments shall, as far as possible, take into account the local circumstances and the commercial requirements of the LICENSED UNIT and not result in an appreciable alteration of the profitability of the LICENSED UNIT.

G-2	At LICENSEE's request LICENSOR shall advise LICENSEE on the effect of such modifications, additions or replacements.

When such amendments are required due to errors attributable to LICENSOR, LICENSOR shall carry out, free of charge, the process-engineering studies necessary for making those amendments and shall bear thirty (30%) percent of the purchase cost (EXW basis) of any additional equipment or one hundred (100%) percent of the purchase cost (EXW basis) of any modification to equipment, as may be required to correct such error, within LICENSOR's aggregate liability limitation under Article 11.3h) of this Agreement.

H - LIQUIDATED DAMAGES

H-1
In the event that certain of the guaranteed performances have not been met during the last corresponding PERIOD permitted under Section F-2 and if the failure is due to reasons accountable to LICENSOR, LICENSOR pecuniary liability shall become fixed as liquidated damages determined as specified in Section J hereafter.

H-2
Each Party shall maintain true and complete books of account containing an accurate record of all data necessary for the proper determination of any reimbursement, credit or any sum due by any Party hereunder.

Each Party shall have the right to have such other Party books of account checked by an independent certified public accountant.

I - GUARANTEE FIGURES

I-1	CHARGE Specifications

a)	Vegetable oil

The feed to the UNIT will be palm oil originating from oilseed crushing/extraction and pre-refining plants and meeting the following specifications:

Phosphor content	:	5 ppm wt max.

Na + K content	:	10 ppm wt max.

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Total other metals	:	2 ppm wt max.

Sulfur	:	10 ppm wt max.

Water content	:	1,000 ppm wt max.

Free Fatty Acid (FFA)	:	0.25 % wt max.

Unsaponificables	:	2 % wt max.

Wax	:	20 ppm wt max.

b)	Methanol
Commercial grade 1A methanol :

Methanol content	:	99.85 wt % min.

Water content	:	1000 ppm wt max.

Basicity (NH3 equivalent)	:	30 wt ppm max.

Metallic ions content	:	1 wt pmm max.

I-2	CATALYST

The guaranteed performances shown hereafter are established for the use of the appropriate amount of STR 111 catalyst sold by LICENSOR.

I-3	PRODUCT Specifications

a)	"FAME" PRODUCT specifications:

Property	Unit	Limits	Test method

Ester content	wt %	96.5 min.	EN 14 103

Density at 15 °C	kg/m³	Between 860 and 900	EN ISO 12 185

Viscosity at 40 °C	mm²/s	Between 3.5 and 5.0	EN ISO 3104

Flash point	°C	120 min.	EN ISO 3 679

Sulfur content	wt ppm	10 max.	EN ISO 20 846

Carbon residue (on 10 % distillation residue) (on 100% sample)	wt %	0.30 max. 0.05 max.	EN ISO 10 370 D4530

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Cetane number		51.0 min	EN ISO 5165

Sulfated ash content	wt %	0.02 max.	ISO 3987 & D874

Water content	wt ppm	500 max.	EN ISO 12 937

Water and sediment	vol %	0.05 max.	D2709

Copper strip corrosion (3 h at 50 °C)	Rating	Class1 max.	EN ISO 2160

Acid value	Mg KOH/g	0.5 max.	EN 14 104

Iodine value	gr iodine/100g	120 max.	EN 14 111

Linolenic acid methyl ester*	wt %	12.0 max.	EN 14103

Polyunsaturated (>= 4 double bonds methyl esters*	wt %	1.0 max.

Methanol content	wt %	0.2 max.	EN 14 110

Monoglyceride content	wt %	0.8 max.	EN 14 105

Diglyceride content	wt %	0.2 max.	EN 14 105

Triglyceride content	wt %	0.2 max.	EN 14 105

Free glycerol	wt %	0.02 max.	EN 14 105

Total glycerol	wt %	0.24 max.	EN 14 105

Group I metals (Na + K) content Group II metals (Ca + Mg)	wt ppm wt pmm	5 max. 5 max	EN 14 108 EN 14 538

Oxidation stability, 110°C**	Hours	6.0 min.	EN 14 112

Phosphorus content	wt ppm	10 max	EN 14 107

Distillation, T90 AET	°C	360°C	D1160

*or the corresponding fatty acid content in the CHARGE, whichever is greater

**on fresh sample stored as per procedure indicated in the Operating

b)	"GLYCERIN" PRODUCT specifications:

Glycerol content: 97.5 wt % Min.

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I-4	PERFORMANCES Guarantees

When the LICENSED UNIT is fed with appropriate quantities of CHARGE and with all necessary raw materials, as set forth in LICENSOR Operating Instructions, when it is operated under the conditions prescribed by LICENSOR, then:

a)	Capacity

The LICENSED UNIT shall be capable to produce 100% (one hundred percent) of the quantity of FAME PRODUCT retained as DESIGN CAPACITY.

b)	Yield

The yield of the LICENSED UNIT, which is calculated by dividing the "FAME" PRODUCT weight by the vegetable oil CHARGE weight entering into the UNIT and by multiplying this result by 100, shall not be below 100%.

c)	FAME PRODUCT quality

When the test run is carried-out on CHARGE meeting the specifications defined in paragraph I-1 a) above the quality of the "FAME" PRODUCT will be in accordance with the specifications mentioned in paragraph I-3 a).

d)	GLYCERIN PRODUCT quality

The glycerol content of the GLYCERIN PRODUCT, expressed in wt %, shall not be less than 97.5.

e)	Utilities consumption

The total steam consumption and the total cooling water consumption of the LICENSED UNIT expressed in tons per hour, excluding utilities consumption for winterizing, air conditioning, ventilation, lighting and maintenance, shall not be more than 110 % of the values indicated in the Technical Proposal from Axens referenced MYS07515 (rev 0) dated June 2007 sent by email on June 7th, 2007.

I-5	CATALYST Guarantee

When the LICENSED UNIT operates at not more than the design capacity, fed with appropriate quantities of CHARGE and with all necessary raw materials, as set forth in LICENSOR Operating Instructions, when it is operated under the conditions prescribed by LICENSOR, provided that LICENSOR advisors are present during any CATALYST performance test, then the CATA LIFE PERIOD shall not be less than LPG, LPG being equal to 24 (twenty four) months or the time upon which PRODG tons of FAME PRODUCT have been produced, PRODG being equal to 500,000 (five hundred thousand) tons, whichever occurs first.

J - LIQUIDATED DAMAGES COMPUTATION

J-1	PERFORMANCES Liquidated Damages Computation

If, during the last PERFORMANCES TEST PERIOD permitted under Section F-a:

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1.	The LICENSED UNIT has processed C1 % of the DESIGN CAPACITY instead of 100% as guaranteed in Section I-4 a) above,

2.	The yield of the UNIT has been Y1 instead of 100 % as guaranteed in Section I-4 b) above,

3.	For a certain number of properties of the FAME PRODUCT, the specification, which is indicated in the table of Section I-3 a) and which is guaranteed in Section I-4c) above, has not been met,

4.	The content of glycerol of the GLYCERIN PRODUCT has been CG instead of 97.5 as guaranteed in Section 1-4 d) above,

5.	The cooling water consumption and the steam consumption have been W and S instead of 110 % as guaranteed in Section I-4 e) above,

the following computation shall be made where (M1), (M2), (M3), (M4) and (M5) are quoted in US Dollars and R is the royalty indicated under Article 8.1:

(M1) = R/10 x (100 - C1)

(M2) = R/10 x ( 100 - Y1)

(M3) = n x (R/50)

where n is the number of properties of the FAME PRODUCT for which the guaranteed specification has not been met

(M4) = R/10 x (97.5 - CG)

(M5) = R / 50 x [(W - 110) + (S - 110)]

J-2	CATALYST Replacement Computation

If the CATA LIFE PERIOD is LP instead of LPG months as guaranteed in Section I-5 above and the production of FAME PRODUCT has been PROD instead of PRODG, the following computation shall be made where (CR) is quoted in kg.

(CR) = Q x [(LPG - LP) / LPG, or

(CR) = Q x [(PRODG - PROD) / PROGD],

whichever is the smallest

where :

Q is the total load amount of CATALYST loaded in the LICENSED UNIT, in kg.

K - SETTLEMENT

K-1	Should any of the values (M1), (M2), (M3), (M4) and (M5) be positive, the remedy calculated under Section J-1 of this Agreement for the corresponding guarantee will equal that amount.

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K-2	Should any of the values (M1), (M2),(M3), (M4) and (M5) be nil or negative, LICENSOR will be deemed to have satisfied the corresponding warranty.

K-3
Should (CR) be positive LICENSOR will deliver to LICENSEE as liquidated damages and not as a penalty, ex-works place of manufacture at which time title to and risk of loss shall pass to LICENSEE, the quantity of CATALYST determined above and manufactured at LICENSOR' production plant.  Any tax and other governmental charge upon such replacement CATALYST imposed by the authorities of LICENSEE's country shall be paid by LICENSEE.

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ANNEX A TO SCHEDULE

Chrono:

Date of file:
CERTIFICATE
READY-FOR-START-UP-DATE	Page:	36 / 46

Contractor / Contractant :

Location - Country / Site - Pays :

Agreement Number / N° Contrat :

Date of Agreement / Date Signature :

Between Axens and / Entre Axens et :

Job references / References de I'affaire
Axens reference / N° de reference Axens :

Client / Client :

Location / Site :

Unit / Unite :

•	Ready-for-Start-Up-Date:
Unit is considered as READY FOR START-UP on

Day	Month	Year

The Ready-for-Start-up-Date corresponds to:

-
for catalytic units: the date when, after mechanical completion, the catalysts have been loaded in the unit, the reaction section has been connected with the rest of the unit, and the isolation devices removed or deactivated.

-	for adsorption units: the date when, after mechanical completion, the adsorbents have been loaded in the unit,

-	for non catalytic units: the date when, after mechanical completion, the feed has been injected in the unit for the first time,

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•	Catalyst Guarantee:

The Ready for Start-up Date is considered as the beginning date for the CATALYST LIFE PERIOD GUARANTEE.

•	Date of Performance Test:

In accordance with the above-referenced Agreement, the PERFORMANCE TEST shall be performed as soon as unit has been started, with operating conditions adjusted, and within        days after this Ready-for-Start-up-Date.

For Axens Axens Representative:	For

Date:	Date:

Copy:         Contractor, Client, Axens

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ANNEX B TO SCHEDULE

FORM OF PERFORMANCES PROBE CERTIFICATE

Chrono:

Date:
PERFORMANCE PROBE*
	Page:	38 / 46

Contractor / Contractant :

Location - Country / Site - Pays :

Agreement Number / N° Contrat :

Date of Agreement / Date Signature :

Between Axens and / Entre Axens et :

Job references / References de I'affaire
Axens reference / N° de reference Axens :

Client / Client :

Location / Site :

Unit / Unite :

In accordance with the above Agreement, a PERFORMANCES TEST PERIOD has been performed at ……… % feed capacity, from ……………………… to …………………………………… ( ……… hours).

* PRODUCT PROBE in former agreement

CC:        -  Contractor

-  Client

-  Axens

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Comparison between results and performances guarantees is summarized here after:

Charge (Feed)	TEST RESULTS		DESIGN
	Average Figures	/ Range

Feed Rate or % Capacity:

Main Characteristics:

Product specifications			GUARANTEE

All performances guaranteed figures (Product specifications and Production) have been satisfied.

For Axens Axens Representative:	For

Date:	Date:

Copy:

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ANNEX C TO SCHEDULE

LICENSEE's ANNUAL CAPACITY DECLARATION FOR THE YEAR

Chrono:

Date:

Contractor / Contractant :

State - Town - Location / Pays - Ville - Site :

Agreement Number / N° Contrat :

Date of Agreement / Date Signature :

Between AXENS and / Entre AXENS et :

Job references / References de l'affaire
AXENS job number / N° de reference AXENS :

Client / Client :

Location / Site :

LICENSED UNIT /

Quantity of charge
Quantity of product
Stream factor
Royalty paid (cumulative)
Royalty due (cumulative)
Royalty due (for this year)

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ANNEX D TO SCHEDULE

Purchase Price for Esterfip H Catalyst - STR 111

Until the CUT-OFF DATE, the STR 111 catalyst unit price will be computed by Axens according to the following indexation formula:

P (€/kg) = Po x [ 0.5 + 0.3 x (L1/L0) + 0.2 x (E1/E0)] + 0.2410 x (Zni - Zno) + 0.3706 x (AIi - AI0)

Where:

P0 = 16.50 €/kg
EXW (Incoterms 2000) Salindres, France

Zni	Cost of zinc metal reported by LME monthly average for the month preceding the delivery of the charge of catalyst and expressed in €/kg.

Zn0	Cost of zinc metal reported by LME monthly average for the month of June 2007 which was equal to 2.6853 €/kg

Ali	Cost of aluminium HG (High Grade) metal reported by LME monthly average for the month preceding the delivery of the charge of catalyst and expressed in €/kg.

Al0	Cost of aluminium HG (High Grade) metal reported by LME monthly average for the month of June 2007 which was equal to 1.9952 €/kg.

Li
Labour Cost Index reported in the Bulletin Mensuel de la Statistique (INSEE) in Table 3 paragraph 2 Index 2 11 (industries mecaniques et electriques) for the latest month preceding the order for the charge of catalyst.  http://www.indices.insee.fr/bsweb/servlet/bsweb?action=BS_SERIE&BS_ IDBANK=063021506&BS_IDARB0=03010201000000

L0
Labour Cost Index reported in the Bulletin Mensuel de la Statistique (INSEE) in Table 3 paragraph 2 Index 2 11 (industries mecaniques at electriques) for the month of June 2007 which was equal to 135.7.

Ei
Energy Cost Index reported in the Bulletin Mensuel de la Statistique (INSEE) in Table 20N1 paragraph 2 Index EG 21 (electricite et gaz) for the latest month preceding the order for the charge of catalyst.  http://www.indices.insee.fr/bsweb/servlet/bsweb?action=BS_ SERIE&BS_ IDBANK=085000995&BS_IDARBO=09040908000000

E0	Energy Cost Index reported in the Bulletin Mensual de la Statistique (INSEE) in Table 20N1 paragraph 2 Index EG 21 (electricite et gaz) for the month of June 2007 which was equal to 122.4.

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APPENDIX 1

Draft of TTA Transfer Agreement form

MISSION BIOFUELS SDN BHD.

and

KNM PROCESS SYSTEMS SDN. BHD.

and

AXENS

TRANSFER AGREEMENT N° 07/3071/T

PROCESS:        Esterfip-H™

PROJECT:        Biodiesel production Unit

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It is agreed by and between:

MISSION BIOFUELS Sdn Bhd (Company No. 735218-A), a company established under the laws of Malaysia whose principal place of business is at Suite 50-4-1, 4th Floor Wisma UOA Damansara 50 Jalan Dungun 50490 Kuala Lumpur Malaysia (hereinafter referred to as "MISSION BIOFUELS"); and

KNM Process Systems Sdn. Bhd, a company organized under the laws of Malaysia, having its main office at 15, Jalan Dagang SB 4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor, Malaysia (hereinafter referred to as "KNM"); and

AXENS, a French company organized as a "Societe Anonyme" and having its main office at 89 boulevard Franklin Roosevelt, F-92508 Rueil-Malmaison, France (hereinafter referred to as "AXENS").

WHEREAS:

MISSION BIOFUELS has selected AXENS' Esterfip-H process for its biodiesel production plant (hereinafter "Unit") to be constructed in its facilities located at Kuantan, Malaysia.

Consequently KNM and AXENS have executed the following agreement:

•	The process book supply agreement (hereinafter "PBSA, on , 2007,

Consequently MISSION BIOFUELS and AXENS have executed the following agreement:

•	The technology agreement (hereinafter "TTA") on , 2007,

Both agreements are attached for reference as Appendix 1 to this agreement.

MISSION BIOFUELS has selected KNM for the detailed design, procurement and construction of the Unit.

According to its practice, MISSION BIOFUELS desires that KNM shall be responsible for the performance demonstration of the Unit in conjunction with AXENS' performances guarantees.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree to the following:

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Article 1 - Assignment of the TTA

The TTA between MISSION BIOFUELS and AXENS is assigned from MISSION BIOFUELS to KNM who accepts to endorse all obligations and rights related thereto.

Article 2 - Effective date - Termination

2.1	This Agreement shall becomes binding upon the Parties on the date of the last signature hereafter and that date shall be the effective date of this Agreement.

2.2
After the successful performance test period of the Unit, as defined in the TTA, or after four (4) years after the effective date, whichever occurs first, this Agreement shall stand assigned by KNM to MISSION BIOFUELS, who will accept said assignment and who will henceforth become the only contracting party vis-à-vis AXENS as well as the only responsible party, this responsibility including the obligations to pay any sum remaining due at the date of the assignment.

An Appendix 1 of      pages is attached herewith forming a part of this Agreement.

APPENDIX 1

PBSA between KNM and AXENS

TTA between MISSION BIOFUELS and AXENS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their duly authorized representatives.

MISSION BIOFUELS Snd Bhd.	KNM Process Systems Sdn Bhd.

By	By
Name printed	Name printed
Title	Title
Date

AXENS

By
Name printed
Title
Date

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year last written below.

MISSION BIOFUELS Sdn Bhd.		AXENS

By	/s/ Mahalingam Swaminathan	By	/s/ Michael Dugert
Name printed	Mahalingam Swaminathan	Name printed	Michael Dugert
Title	Managing Director	Title	Managing Director
Date	25 July, 2007	Date	25 July, 2007

By	/s/ Arvind Bansal	By	/s/ Jean-Paul Gouzard
Name printed	Arvind Bansal	Name printed	Jean-Paul Gouzard
Title	Executive Director	Title	Axens Process Licensing Commercial Director
Date	25 July, 2007	Date	26 July, 2007

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